UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2012

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 2, 2012, McMoRan Exploration Co. (McMoRan) completed the sale of three Gulf of Mexico Shelf oil and gas properties in the West Delta and Mississippi Canyon areas (the Assets) to Renaissance Offshore, LLC for cash consideration of $28.0 million and the assumption of related abandonment obligations.  The Assets represented approximately one percent of McMoRan’s total average daily production for the second quarter 2012 and three percent of McMoRan’s total estimated reserves at June 30, 2012.  Independent reserve estimates of proved reserves for the Assets at June 30, 2012, totaled approximately 942,000 barrels of oil and 1.7 billion cubic feet of natural gas (7.4 billion cubic feet of natural gas equivalents).  The transaction was effective July 1, 2012.

Additionally, McMoRan expects the previously disclosed pending sale of a package of Gulf of Mexico traditional shelf oil and gas properties in the Eugene Island area to Arena Energy, LP (“Arena”) for cash consideration of $36.8 million and the assumption of related abandonment obligations to close in the fourth quarter of 2012, subject to the completion of certain customary closing conditions. The combined cash proceeds from the two transactions before closing adjustments will total $64.8 million, and the subject properties in the aggregate represented approximately eight percent of McMoRan’s total average daily production for the second quarter 2012 and nine percent of McMoRan’s total estimated proved reserves at June 30, 2012. McMoRan expects to record net gains totaling approximately $40 million in the fourth quarter of 2012 in connection with these transactions.

Pursuant to Items 2.01 and 9.01, the required pro forma financial information for the sale of the Assets to Renaissance Offshore LLC is set forth below under Item 9.01.

Item 9.01.  Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements and accompanying notes of McMoRan as of and for the six months ended June 30, 2012 and for the year ended December 31, 2011 that give effect to the disposition of the Assets described therein are attached hereto as Exhibit 99.1 and are incorporated by reference in this Item 9.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By:	/s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer
and Secretary
(authorized signatory and Principal
Financial Officer)

Date: October 9, 2012

McMoRan Exploration Co.
Exhibit Index

Exhibit
Number

99.1
Unaudited pro forma condensed consolidated financial statements and accompanying notes of McMoRan Exploration Co. as of and for the six months ended June 30, 2012 and for the year ended December 31, 2011.